Exhibit 99.5

                     INSTRUCTION TO REGISTERED HOLDER AND/OR
                  BOOK-ENTRY TRANSFER OF PARTICIPANT FROM OWNER
                                       OF
                         CARRAMERICA REALTY CORPORATION

                              6.625% Notes due 2005

                              6.875% Notes due 2008



To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated ___________________, 1998 (the "Prospectus") of CarrAmerica Realty Corporation., a Maryland corporation (the "Company"), and CarrAmerica Realty, L.P., a Delaware limited partnership (the "Guarantor" and, together with the Company, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $__________________ of the 6.625% Notes due 2005
     $__________________ of the 6.875% Notes due 2008

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):


     / / To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $__________________ of the 6.625% Notes due 2005
     $__________________ of the 6.875% Notes due 2008

     / / NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including


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but not limited to the representations, that (i) the New Notes acquired in the
Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) the undersigned does not have an arrangement or understanding with any person to participate in a distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in a distribution of such New Notes and (iv) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of the Company or the Guarantor. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                    SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________

Telephone Number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

Date: __________________________________________________________________________


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